UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 14, 2017

Eagle Bancorp, Inc.

(Exact name of registrant as specified in its charter)

Maryland	0-25923	52-2061461
(State or other jurisdiction	(Commission file number)	(IRS Employer
of incorporation)		Number)

7830 Old Georgetown Road, Third Floor, Bethesda, Maryland 20814

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code:  301.986.1800

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03              Amendments to the Articles of Incorporation or Bylaws; Change in Fiscal Year

On December 14, 2017, the Board of Directors of Eagle Bancorp, Inc. (the “Company”) unanimously approved an amendment to the Company’s bylaws to provide that the bylaws may be amended by action of the shareholders.  The amendment, which is effective immediately, reads in its entirety as follows:

“Article X of the Bylaws of the Company is amended to read in its entirety as follows:

ARTICLE X

Amendments

The Board of Directors of the Corporation may repeal, alter, amend or rescind these Bylaws by a majority vote of the Board of Directors at a legal meeting held in accordance with the provisions of these Bylaws.  These bylaws may also be repealed, altered, amended or rescinded by action of the shareholders at a meeting duly called and held in accordance with the provisions of these bylaws and applicable law, upon the affirmative vote of the holders of a majority of all votes entitled to be cast at such meeting.”

Item 9.01  Financial Statements and Exhibits

(d)  Exhibits.

3.2	Amended and Restated Bylaws of Eagle Bancorp, Inc.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EAGLE BANCORP, INC.

By:	/s/ Ronald D. Paul
Ronald D. Paul, President, Chief Executive Officer

Dated: December 18, 2017